As filed with the Securities and Exchange Commission on October 5, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	55 Ameriprise Financial Center Minneapolis, MN 55474 (612) 671-3131	13-3180631
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

John C. Junek, Esq.
General Counsel
Ameriprise Financial, Inc.
55 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 671-3131

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James E. Nicholson, Esq.	Leslie N. Silverman, Esq.
Faegre & Benson LLP	Kimberly Brown Blacklow, Esq.
2200 Wells Fargo Center	Cleary Gottlieb Steen & Hamilton LLP
90 South Seventh Street	One Liberty Plaza
Minneapolis, Minnesota 55402	New York, New York 10006
(612) 766-7000	(212) 225-2000

Approximate date of commencement of proposed sale to the public:   At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Ameriprise Financial, Inc. and the underwriters in light of market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee
Senior Debt Securities(5)	$1,700,000,000	100%	$1,700,000,000	$200,090

(1)                Or, if any senior debt securities are issued at an original issue discount, such greater amount as may result in the initial offering prices aggregating $1,700,000,000, or the equivalent amount in foreign denominated currencies.

(2)                The proposed maximum offering price per unit of Senior Debt Securities will be determined from time to time by the Registrant in connection with its issuance of the Senior Debt Securities registered hereunder.

(3)                The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The aggregate public offering price of the Senior Debt Securities of the Registrant registered hereby will not exceed $1,700,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)                Exclusive of accrued interest, if any.

(5)                Includes Senior Debt Securities that may be purchased by underwriters to cover over-allotments, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 5, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$1,700,000,000

Senior Debt Securities

Ameriprise Financial, Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

We may offer and sell securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters or agents involved in the sale of securities will be described in the accompanying prospectus supplement.

This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

           , 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, to which we refer as the SEC, using a shelf registration process. Under this process, we may sell from time to time the securities described in this prospectus for an initial aggregate purchase price of up to $1,700,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading “Where You Can Find More Information,” before making your investment decision.

Where You Can Find More Information

We file annual, quarterly, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street NE, Washington, D.C. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.ameriprise.com.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

(a)   Registration Statement on Form 10, as amended, filed on August 19, 2005.

(b)   Current Report on Form 8-K filed on August 30, 2005.

(c)   Current Report on Form 8-K filed on September 16, 2005.

(d)   Current Report on Form 8-K filed on October 4, 2005.

(e)   All documents filed by us under Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

You may request a copy of these filings and any exhibit incorporated by reference in these filings at no cost, by writing or telephoning us at the following address or number:

Ameriprise Financial, Inc.
243 Ameriprise Financial Center
Minneapolis, MN 55474
(612) 671-1805
Attention: Investor Relations

AMERIPRISE FINANCIAL, INC.

We are a financial planning and financial services company that offers solutions for our clients’ asset accumulation, income management and protection needs. As of June 30, 2005, we had over 2.7 million individual, business and institutional clients and a network of over 12,000 financial advisors and registered representatives, including registered representatives of our Securities America Financial Corporation subsidiary, who provide personalized financial planning, advisory and brokerage services.

We strive to deliver financial solutions to our clients through a tailored approach focused on building a long-term personal relationship through financial planning that is responsive to our clients’ evolving needs. The financial solutions we offer include both our own products and services and products of other companies. We believe that our focus on personal relationships with our clients, together with our strengths in financial planning and product development, puts us in a strong position to capitalize on significant demographic and market trends. We believe these trends will continue to drive increased demand for financial planning and the other financial services we provide, particularly among our target mass affluent market.

We have two main operating segments aligned with the financial solutions we offer to address our clients’ identified needs:

•       Asset Accumulation and Income, and

•       Protection.

Our asset accumulation and income business offers our own and other companies’ mutual funds, as well as our own annuities and other asset accumulation and income management products and services to retail clients through our advisor network. We also offer our annuity products through outside channels, such as banks and broker-dealer networks. This operating segment also serves institutional clients in the separately managed account, sub-advisory and 401(k) markets, among others. We earn revenues in our asset accumulation and income segment primarily through fees we receive on assets we manage, the net investment income we earn on assets on our balance sheet related to this segment and distribution fees we earn on sales of mutual funds and other products.

In our protection segment, we offer various life insurance, disability income and long-term care insurance products through our advisor network. We also offer personal auto and home insurance products on a direct basis to retail clients principally through our strategic marketing alliances. We earn revenue in this operating segment primarily through premiums and fees we receive to assume insurance-related risk and net investment income we earn on assets on our balance sheet related to this segment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2005		2004		2003		2002		2001		2000
			(in millions except for ratios)
Income before income tax provision and accounting change (PTI)	$459		$1,173		$941		$925		$63		$1,465
Interest expense (I)	36		52		45		32		26		21
Ratio of earnings to fixed charges	13.8	x	23.6	x	21.9	x	29.9	x	3.4	x	70.8	x

Our fixed charges consisted solely of interest expense for the periods indicated. We calculate the ratio of earnings to fixed charges by dividing the sum of income before income tax provision and accounting change (PTI) plus interest expense (I) by interest expense. The formula for this calculation is: (PTI+I)/(I).

FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Examples of such forward-looking statements include:

•       statements of our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brands, our mass affluent client acquisition strategy and our competitive environment;

•       statements about our future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States; and

•       statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks, uncertainties and assumptions. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the proceeds we receive from the sale of the offered securities to refinance a $1.35 billion, 364-day bridge facility we entered into on September 28, 2005 and the remainder for general corporate purposes. The loan under the bridge facility bears interest at a floating rate based on a spread over one-, two-, three- or six-month LIBOR, as we may elect. The proceeds from the bridge facility were used to replace our intercompany debt payable to American Express Company.

DESCRIPTION OF SENIOR DEBT SECURITIES

The senior debt securities covered by this prospectus will be our direct unsecured obligations. The senior debt securities will rank on an equal basis with all of our other senior unsecured and unsubordinated debt.

The following description briefly sets forth certain general terms and provisions of the senior debt securities. The prospectus supplement for a particular series of senior debt securities will describe the particular terms of the senior debt securities we offer and the extent to which these general provisions may apply to that particular series of senior debt securities.

Our senior debt securities will be issued under a senior debt indenture, with U.S. Bank National Association as trustee. The senior debt indenture is sometimes referred to in this prospectus as an “indenture”. The indenture has been filed with the SEC and is incorporated by reference as an exhibit to this registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part.

The following summaries of certain provisions of the indenture are not complete and are qualified in their entirety by reference to the indenture. You should read the indenture for further information. Copies of the indenture may be obtained from us or the trustee. Where appropriate, we use parentheses to refer you to the particular sections of the indenture. Any reference to particular sections or defined terms of the indenture in any statement in this prospectus qualifies the entire statement and incorporates by reference the applicable definition into that statement.

General

The indenture provides that we may issue senior debt securities from time to time under the indenture without limitation as to amount. We may issue the senior debt securities in one or more series with the same or different terms. We may not issue all senior debt securities of the same series at the same time. All senior debt securities of the same series need not bear interest at the same rate or mature on the same date. The indenture permits the appointment of a different trustee for each series of senior debt securities. If there is at any time more than one trustee under the indenture, the term “trustee” means each such trustee and will apply to each such trustee only with respect to those series of senior debt securities for which it is serving as trustee.

We may sell senior debt securities at a substantial discount below their stated principal amount that bear no interest or below market rates of interest. The applicable prospectus supplement will describe the material federal income tax consequences and special investment considerations applicable to any such series of senior debt securities.

Terms Specified in the Prospectus Supplement

You should read the applicable prospectus supplement relating to any series of senior debt securities for information with respect to the senior debt securities being offered, including:

•       the designation, aggregate principal amount and authorized denominations of the senior debt securities;

•       the percentage of the principal amount at which we will sell the senior debt securities and, if applicable, the method of determining the price;

•       the maturity date or the method for determining the maturity date;

•       the terms for conversion or exchange, if any, of the senior debt securities;

•       the interest rate or rates, if any, or the method for computing such rate or rates;

•       the interest payment dates and any related record dates or the method for determining such dates;

•       whether the senior debt securities will be issued in fully registered form, bearer form or any combination thereof;

•       whether the senior debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

•       if other than U.S. dollars, the currency or currencies or currency unit or units in which senior debt securities may be denominated and purchased and the currency or currencies or currency unit or units in which principal, premium, if any, and any interest may be payable;

•  if the currency for which senior debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

•  any mandatory or optional sinking fund, redemption or other similar terms;

•       any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the senior debt securities;

•       if a trustee other than U.S. Bank National Association is named for the senior debt securities, the name of such trustee;

•       any material federal income tax consequences;

•       any material provisions of the indenture described in this prospectus that do not apply to the senior debt securities; and

•       any other specific terms of the senior debt securities.

Payment

Unless otherwise specified in the applicable prospectus supplement, principal and premium, if any, and interest, if any, on the senior debt securities will be payable initially at the principal corporate trust office of the trustee. If so provided in the applicable prospectus supplement, we may make payments of interest, subject to collection, by check mailed to the holders of record at the addresses registered with the trustee. (Sec. 12.02). The principal corporate trust office of the trustee on the date of this prospectus is 60 Livingston Avenue, St. Paul, Minnesota 55107-2292.

If the principal of or premium, if any, or interest, if any, on any series of senior debt securities is payable in foreign currencies or foreign currency units, or if senior debt securities are sold for foreign currencies or foreign currency units, the restrictions, elections, material tax consequences, specific terms and other information with respect to such senior debt securities will be described in the applicable prospectus supplement.

Form of Senior Debt Securities

We will issue each senior debt security in book-entry form, unless we specify otherwise in the applicable prospectus supplement. We may issue senior debt securities solely in fully registered form without coupons, solely in bearer form, with or without coupons, or both as registered securities and bearer securities. (Sec. 2.01).

Global Securities

The senior debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of senior debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of that depositary or its nominee. Upon the issuance of a global security, the depositary for that global security will credit the respective principal amounts of the senior debt securities represented by such global security to the participants that have accounts with that depositary or its nominee. Ownership of beneficial interests in those global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

A participant’s ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant’s beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through a participant will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Limits and laws of this nature may impair your ability to transfer beneficial interests in a global security.

Except as set forth below and in the indenture, owners of beneficial interests in the global security will not be entitled to receive senior debt securities of the series represented by that global security in definitive form and will not be considered to be the owners or holders of those senior debt securities under the global security. Because the depositary can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global security to pledge such interests to persons or entities that do not participate in the depositary system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. No beneficial owner of an interest in the global security will be able to transfer that interest except in accordance with the depositary’s applicable procedures, in addition to those provided for under the applicable indenture and, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, Clearstream International and/or any other relevant clearing system.

We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent or the securities registrar for those senior debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Sec. 3.09).

We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We may at any time and in our sole discretion determine not to have any senior debt securities represented by one or more global securities. In such event, we will issue senior debt securities in definitive form in exchange for all of the global securities representing such senior debt securities. (Sec. 3.05).

If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive senior debt securities of that series in definitive form. In that event, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of senior debt securities of the series represented by that global security equal in principal amount to that beneficial interest and to have those senior debt securities registered in its name.

Registered and Bearer Securities

Registered securities may be exchangeable for other senior debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Sec. 3.05). If permitted by applicable laws and regulations, the prospectus supplement will describe the terms upon which registered securities may be exchanged for bearer securities of the series. If any bearer securities are issued, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities may be exchanged for registered securities of the same series will be described in the prospectus supplement.

Consolidation, Merger and Conveyance of Assets

Without the consent of the holders of any of the outstanding senior debt securities, we may consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of persons, provided that:

•       the successor entity is organized under the laws of the United States of America, any State thereof or the District of Columbia and the entity assumes our obligations on all the senior debt securities and under the indenture;

•       after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•       various other conditions are met.

The indenture does not restrict a merger or consolidation in which we are the surviving corporation. (Sec. 10.01).

Modification of the Indenture

We may modify or amend the indenture without the consent of the holders of any of our outstanding senior debt securities for various enumerated purposes, including the naming, by a supplemental indenture, of a trustee other than U.S. Bank National Association, for a series of senior debt securities. We may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of the senior debt securities of each series affected by the modification or amendment. However, no such modification or amendment may, without the consent of the holder of each affected senior debt security:

•       modify the terms of payment of principal, premium or interest; or

•       reduce the stated percentage of holders of senior debt securities necessary to modify or amend the indenture or waive our compliance with certain provisions of the indenture and certain defaults thereunder. (Sec. 11.02).

Events of Default, Notice and Waiver

The indenture provides holders of senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

Unless stated otherwise in the prospectus supplement, an event of default with respect to any series of senior debt securities under the indenture will be:

•       default in the payment of the principal of, or premium, if any, on any senior debt security of such series at its maturity;

•       default in making a sinking fund payment, if any, on any senior debt security of such series when due and payable;

•       default for 30 days in the payment of any installment of interest on any senior debt security of such series;

•       default for 90 days after written notice in the observance or performance of any other covenant in the indenture;

•       certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for us or our property;

•       an event of default with respect to any other series of senior debt securities outstanding under the indenture or an event of default under any of our other indebtedness for borrowed money in excess of $50,000,000 that results in an aggregate principal amount of at least $50,000,000 of such other series of senior debt securities or such other indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and that acceleration has not been rescinded or annulled within 10 days after notice of default is given; and

•       any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or supplemental indenture under which such series of senior debt securities is issued. (Sec. 7.01).

The trustee may withhold notice to the holders of any series of senior debt securities of any default with respect to such series, except in the payment of principal, premium or interest, if it considers such withholding of notice in the interest of such holders. (Sec. 8.02).

If an event of default with respect to any series of senior debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of that series may declare the principal of all the senior debt securities of such series to be due and payable immediately. (Sec. 7.02).

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of any such holders. (Sec. 8.03). The indenture provides that the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee, with respect to the senior debt securities of such series. (Sec. 7.12). The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent, including notice and indemnity to the trustee. However, the holder has an absolute right to the receipt of principal of, premium, if any, and interest, if any, on the senior debt securities of any series on the respective stated maturities, as defined in the indenture, and to institute suit for the enforcement of these rights. (Sec. 7.07 and Sec. 7.08).

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all the senior debt securities of such series waive any past defaults. Each holder of a debt security affected by a default must consent to a waiver of:

•       a default in payment of the principal of or premium, if any, or interest, if any, on any senior debt security of such series;

•       a default in the payment of any sinking fund installment or analogous obligation with respect to the senior debt securities of such series; and

•       a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each outstanding senior debt security affected. (Sec. 7.13).

We will furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Sec. 9.04 and Sec. 12.05).

Concerning the Trustee

Affiliates of U.S. Bank National Association, the current trustee under the indenture, may provide banking and corporate trust services to us and extend credit to us and many of our subsidiaries worldwide. The trustee may act as a depository of our funds and hold our common shares for the benefit of its customers, including customers over whose accounts the trustee has discretionary authority. If a bank or trust company other than U.S. Bank National Association is to act as trustee for a series of senior debt securities, the applicable prospectus supplement will provide information concerning that other trustee.

Defeasance of the Indenture and Senior Debt Securities

The indenture permits us to be discharged from our obligations under the indenture and the senior debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Sec. 6.02).

Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or U.S. government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of that series of senior debt securities, then from and after the ninety-first day following such deposit:

•       we will be deemed to have paid and discharged the entire indebtedness on the senior debt securities of that series, and

•       our obligations under the indenture with respect to the senior debt securities of that series will cease to be in effect.

Following defeasance, holders of the applicable senior debt securities would be able to look only to the defeasance trust for payment of principal and premium, if any, and interest, if any, on their senior debt securities.

Defeasance may be treated as a taxable exchange of the related senior debt securities for obligations of the trust or a direct interest in the money or U.S. government securities held in the trust. In that case, holders of senior debt securities would recognize gain or loss as if the trust obligations or the money or U.S. government securities held in the trust, as the case may be, had actually been received by the holders in exchange for their senior debt securities. Holders thereafter might be required to include as income a different amount of income than in the absence of defeasance. We urge prospective investors to consult their own tax advisors as to the specific tax consequences of defeasance.

Restrictions as to Liens

The indenture includes a covenant providing that we will not at any time directly or indirectly create, or allow to exist or be created, any mortgage, pledge, encumbrance or lien of any kind upon:

•       any shares of capital stock owned by us of any of American Enterprise Investment Services, Inc., Ameriprise Certificate Company, Ameriprise Financial Services, Inc., IDS Life Insurance Company, IDS Property Casualty Insurance Company, Threadneedle Asset Management Holdings Ltd., RiverSource Investments, LLC, and any one or more our subsidiaries that shall succeed to all or substantially all of the business of any of the foregoing subsidiaries or succeed to the ownership of all or substantially all of the property and assets of any of the foregoing subsidiaries, so long as they continue to be our subsidiaries, which we refer to collectively as the “principal subsidiaries,” or

•       any shares of capital stock owned by us of a subsidiary that owns, directly or indirectly, capital stock of the principal subsidiaries.

However, liens of this nature are permitted if we provide that the senior debt securities will be secured by the lien equally and ratably with any and all other obligations also secured, for as long as any other obligations of that type are so secured. However, we may incur or allow to exist upon the stock of the principal subsidiaries liens for taxes, assessments or other governmental charges or levies that are not yet due or are payable without penalty or that we are contesting in good faith, or liens of judgments that are on appeal or are discharged within 60 days. (Sec. 12.07(a)).

This covenant will cease to be binding on us with respect to any series of the senior debt securities to which this covenant applies following discharge of those senior debt securities. (Sec. 12.07(b)).

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•       to or through underwriters or dealers,

•       directly to one or more purchasers,

•       through agents or

•       through a combination of any of such methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•       the name or names of any agents or underwriters,

•       the purchase price of such securities and the proceeds to us from such sale,

•       any underwriting discounts and other items constituting underwriters’ or agents’ compensation,

•       any initial public offering price,

•       any discounts or concessions allowed or reallowed or paid to dealers and

•       any securities exchanges on which such securities may be listed.

Only agents or underwriters named in the prospectus supplement are deemed to be agents or underwriters in connection with the securities offered thereby. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, either:

•       at a fixed public offering price or prices,

•       at market prices prevailing at the time of sale,

•       at varying prices determined at the time of sale or

•       at negotiated prices.

The obligations of the underwriters to purchase the securities will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement relating to those securities if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular securities that may be sold pursuant to those arrangements.

Institutional investors to which offers may be made, when authorized, include, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions we may approve. The obligations of any purchasers under this delayed delivery and payment arrangement will only be subject to the following two conditions:

•       at the time of delivery the purchase of the particular securities by an institution will not be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•       if the particular securities are being sold to underwriters, we will have sold to those underwriters the total principal amount of those securities less the principal amount thereof, as the case may be, covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or institutional investors.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater amount of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of the underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

In the underwriting agreement, a form of which is filed as an exhibit to this registration statement, the underwriters will agree to indemnify us in certain circumstances against certain liabilities.

We estimate that total expenses for the offering, excluding underwriting or agency commissions or discounts, will be approximately $1,226,090.

ERISA MATTERS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under federal, state or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

We, including our broker-dealer and trust company subsidiaries, provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities by any plan with respect to which Ameriprise Financial, Inc. is a “party in interest” or a “disqualified person” would be likely to result in a prohibited transaction under ERISA and/or Section 4975 of the Code.

Accordingly, unless otherwise provided in the related prospectus supplement, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the United States Department of Labor or a similar exemption or exception, each as amended from time to time, applies to such purchase, holding and disposition:

•       PTCE 96-23 for transactions determined by in-house asset managers;

•       PTCE 95-60 for transactions involving insurance company general accounts;

•       PTCE 91-38 for transactions involving bank collective investment funds;

•       PTCE 90-1 for transactions involving insurance company separate accounts; or

•       PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in the related prospectus supplement, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Ameriprise Financial, Inc. on each day including the dates of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing securities or interest there on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempt by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in Section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

LEGAL MATTERS

John C. Junek, Esq., our Executive Vice President and General Counsel, will pass upon the validity of the securities for us. As of September 30, 2005, Mr. Junek beneficially owned approximately 5,434 shares of our common stock having a fair market value of approximately $196,000. Unless provided otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for us and our subsidiaries or affiliates and may do so in the future.

EXPERTS

The consolidated financial statements of Ameriprise Financial, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement.

Registration statement filing fee	$200,090
Printing and engraving	100,000
Legal fees and expenses	60,000
Accounting fees	200,000
Fees of trustees	366,000
Fees of rating agencies	250,000
Miscellaneous	50,000
Total	$1,226,090

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI of the Registrant’s Amended and Restated Bylaws provides as follows:

“Section 6.01.   Nature Of Indemnity.   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors. The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02.   Successful Defense.   To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.03.   Determination That Indemnification Is Proper.   Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (1) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.04.   Advance Payment Of Expenses.   Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation’s counsel to represent such Director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

Section 6.05.   Procedure For Indemnification Of Directors And Officers.   Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within thirty (30) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06.   Survival; Preservation Of Other Rights.   The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such Director, officer, employee or agent. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.08.   Severability.   If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.”

In addition, the Registrant has purchased insurance policies that provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors or officers.

For the undertaking with respect to indemnification, see Item 17 below.

ITEM 16.         EXHIBITS.

The “Exhibit Index” on page II-7 is hereby incorporated by reference.

ITEM 17.         UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(A)   (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘Calculation of Registration Fee’ table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D)   (1)   That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 5th day of October, 2005.

AMERIPRISE FINANCIAL, INC.
By	/s/ JOHN C. JUNEK
John C. Junek
Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this registration statement constitutes and appoints James D. Cracchiolo and John C. Junek, and each of them, each with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments or post-effective amendments related to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of the 5th day of October, 2005 hereof.

SIGNATURE	TITLE
/s/ JAMES M. CRACCHIOLO	Chairman of the Board, President and Chief
JAMES M. CRACCHIOLO	Executive Officer (Principal Executive Officer and Director)
/s/ WALTER S. BERMAN	Executive Vice President and Chief Financial
WALTER S. BERMAN	Officer (Principal Financial Officer)
/s/ DAVID K. STEWART	Vice President and Controller (Chief
DAVID K. STEWART	Accounting Officer)
/s/ IRA D. HALL	Director
IRA D. HALL
/s/ W. WALKER LEWIS	Director
W. WALKER LEWIS
/s/ SIRI S. MARSHALL	Director
SIRI S. MARSHALL

/s/ JEFF NODDLE	Director
JEFF NODDLE
/s/ RICHARD F. POWERS III	Director
RICHARD F. POWERS III
/s/ H. JAY SARLES	Director
H. JAY SARLES
/s/ ROBERT F. SHARPE, JR.	Director
ROBERT F. SHARPE, JR.
/s/ WILLIAM H. TURNER	Director
WILLIAM H. TURNER

EXHIBIT INDEX

Exhibit		Description
1	—	Form of Underwriting Agreement for Senior Debt Securities.
3(a)	—	Amended and Restated Certificate of Incorporation of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed October 4, 2005).
3(b)	—	Amended and Restated Bylaws of Ameriprise Financial, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed October 4, 2005).
4(a)	—	Indenture dated as of October 5, 2005, between the Registrant and U.S. Bank National Association, trustee.
4(b)	—	Form of Note.
5	—	Opinion of John C. Junek, Esq.
23(a)	—	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23(b)	—	Consent of John C. Junek, Esq. (included in Exhibit 5).
24	—	Power of Attorney (included on signature page).
25	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee.